UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 23, 2018

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana		71203
(Address of principal executive offices)		(Zip Code)

(318) 388-9000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e)     CEO Succession. As previously announced, Glen F. Post, III retired from his role as Chief Executive Officer (“CEO”) of CenturyLink, Inc. (the “Company”) immediately following the Company’s 2018 annual meeting of shareholders on May 23, 2018 (the “Annual Meeting”). In accordance with the Company’s previously-announced CEO succession plan, Jeffrey K. Storey, who previously served as the Company’s President and Chief Operating Officer, was appointed CEO and President of the Company effective upon Mr. Post’s retirement. The Company has no immediate plans to appoint a new Chief Operating Officer.

Prior to the Annual Meeting, each of Messrs. Post and Storey served on the board of directors of the Company (the “Board”) and, as disclosed in Item 5.07 below, at the Annual Meeting our shareholders reelected each of them to serve on the Board for another one-year term.

Mr. Storey, age 58, served as President and Chief Operating Officer of the Company from the time the Company closed its acquisition (the “Level 3 Acquisition”) of Level 3 Communications, Inc. (“Level 3”) on November 1, 2017 until the Annual Meeting. From April 2013 until just prior to the Level 3 Acquisition, Mr. Storey served as President, Chief Executive Officer and a director of Level 3, after having previously served as President and Chief Operating Officer of Level 3 from December 2008 until April 2013. From December 2005 until May 2008, Mr. Storey was President, Leucadia Telecommunications Group of Leucadia National Corporation, where he directed and managed Leucadia’s investments in telecommunications companies. Prior to that, beginning in October 2002, Mr. Storey was President and Chief Executive Officer of WilTel Communications Group, LLC until its sale to Level 3 in December 2005. Prior to that position, Mr. Storey was Chief Operations Officer, Network for Williams Communications, Inc., where he had responsibility for all areas of operations for the company’s communications network, including planning, engineering, field operations, service delivery and network management.

Compensation Arrangements with Mr. Storey. In connection with his promotion to CEO and President, the Company entered into an offer letter with Mr. Storey that became effective on May 23, 2018 (the “Promotion Date”), a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (the “Revised Letter”). The Revised Letter amends and restates the Company’s previous offer letter with Mr. Storey, which became effective upon the closing of the Level 3 Acquisition (the “Original Letter”). As provided in the Revised Letter, Mr. Storey will earn a base salary of $1,800,000 per year and will be eligible to earn a target short-term incentive (“STI”) award of 200% of his base salary, each of which is effective as of the Promotion Date. For 2018, both his base salary and target STI award will be pro-rated based on the number of days during the year in which each of the Original Letter and the Revised Letter were in effect.

In addition, effective May 24, 2018 (the “Grant Date”), the Human Resources and Compensation Committee of the Board (the “Committee”) made two long-term incentive (“LTI”) grants to Mr. Storey. The first such grant, which is substantially similar to the annual LTI awards granted to other members of the Company’s senior leadership team for fiscal 2018, had a grant date value of $12,600,000 (the “Annual Grant”), and consisted of 60% performance-

based restricted stock units (“RSUs”) and 40% time-based RSUs, each with dividend equivalent rights that will accrue during the vesting period and vest or be forfeited in tandem with the related RSU. Each performance-based RSU represents the right to receive up to a maximum of two shares of the Company’s common stock, par value of $1.00 per share (the “Common Stock”), with the actual payout ranging between 0% to 200% of the number of RSUs granted depending on the Company’s performance as measured against an adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) run rate growth goal over a two-year period (measured from fourth quarter of 2017 to fourth quarter of 2019). One-half of the shares of Common Stock earned under these performance-based RSUs will vest on February 21, 2020 with the remainder vesting on February 21, 2021, subject to Mr. Storey’s continued employment through the applicable vesting date, although vesting will accelerate upon certain terminations of employment specified in the Revised Letter. The time-based RSUs in the Annual Grant will vest in three equal installments on the first three anniversaries of the Grant Date, provided Mr. Storey remains employed with us on such date, with vesting accelerated upon certain terminations of employment.

The second LTI grant to Mr. Storey was a one-time promotion grant with a grant date value of $7,400,000 (the “Promotion Grant”), and consisted of 60% performance-based restricted stock (“PBRS”) and 40% time-based restricted stock. Dividends on the shares of restricted stock will not be paid currently, but will accrue and vest or be forfeited in tandem with the related shares. The number of shares earned on the performance-based portion of the Promotion Grant will range between 0 to 200% of the number of PBRS granted, with the number earned determined using a two-step process: (1) between 0 to 100% of target PBRS will be earned depending on the Company’s cumulative adjusted EBITDA results for the three-year period from 2018 to 2020 (in which the payout may range between 50% of target PBRS at threshold performance up to 100% of target PBRS at target performance) and (2) provided that target performance is met or exceeded under step (1), Mr. Storey may earn above target (up to a maximum 200% of target PBRS) based on the Company’s relative total shareholder return over the same period (in which the payout will range from 100% of target PBRS at 50th percentile to 200% of target PBRS at 75th percentile or higher) against the performance of a peer group of companies in the telecommunications industry. All shares earned under the PBRS portion of the Promotion Grant will vest on the third anniversary of the Grant Date, subject to Mr. Storey’s continued employment through such date, although vesting will accelerate upon certain specified terminations of employment. The time-based restricted stock in the Promotion Grant will vest in three equal installments on the first three anniversaries of the Grant Date, provided Mr. Storey remains employed with us on such date, with vesting accelerated upon certain specified terminations of employment.

Each of the above-described LTI grants is subject to the terms and conditions of the 2018 Plan (as defined below) and the applicable award agreements.

In addition, the Revised Letter provides that Mr. Storey will participate in the CenturyLink, Inc. Executive Severance Plan and will enter into the Company’s standard change of control agreement, in each case effective as of the Promotion Date at participation levels commensurate with his position as CEO.

The foregoing description of the compensation arrangements with Mr. Storey does not purport to be complete and is qualified in its entirety by reference to the Revised Letter, a copy of which is filed as Exhibit 10.1 to, and is incorporated by reference into, this Current Report on Form 8-K.

CenturyLink, Inc. 2018 Equity Incentive Plan. As disclosed in Item 5.07 below, at the Annual Meeting, our shareholders voted to approve the CenturyLink 2018 Equity Incentive Plan (the “2018 Plan”). Our Board previously approved and adopted the 2018 Plan, subject to shareholder approval at the Annual Meeting. Key employees, officers and directors of the Company and our consultants or advisors are eligible to receive awards under the 2018 Plan. Awards may be granted in any one or a combination of the following forms: incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of our Common Stock. A total of 34,600,000 shares of our Common Stock is authorized for issuance under the 2018 Plan.

You can find a summary of the principal features of the 2018 Plan in our definitive proxy statement for the Annual Meeting, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 12, 2018. The foregoing description of the 2018 Plan does not purport to be complete and is qualified in its entirety by reference to the 2018 Plan, a copy of which is filed as Exhibit 10.2 to, and is incorporated by reference into, this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)    The Company held its Annual Meeting on May 23, 2018. There were a total of 1,078,914,389 shares entitled to vote at the Annual Meeting (1,078,907,371 shares of common stock and 7,018 Series L preferred stock, which vote together as a single class), of which 979,785,786 shares were present or represented by proxy.

(b)    The Company’s independent inspector of election reported the vote of shareholders at the Annual Meeting as follows:

Proposal 1. Shareholders elected 13 directors to serve until the Company’s 2019 annual meeting of shareholders, based on the following vote:

Nominee	For	Withheld	Broker Non-Votes
Martha H. Bejar	739,981,062	13,881,421	225,923,303
Virginia Boulet	713,445,668	40,416,815	225,923,303
Peter C. Brown	736,953,270	16,909,213	225,923,303
Kevin P. Chilton	739,654,107	14,208,376	225,923,303
Steven T. Clontz	744,013,567	9,848,916	225,923,303
T. Michael Glenn	740,177,650	13,684,833	225,923,303
W. Bruce Hanks	711,188,092	42,674,391	225,923,303
Mary L. Landrieu	737,325,275	16,537,208	225,923,303
Harvey P. Perry	722,824,665	31,037,818	225,923,303
Glen F. Post, III	720,481,360	33,381,123	225,923,303
Michael J. Roberts	728,183,377	25,679,106	225,923,303
Laurie A. Siegel	735,821,967	18,040,516	225,923,303
Jeffrey K. Storey	742,938,897	10,923,586	225,923,303

Proposal 2. Shareholders ratified the appointment of KPMG LLP as the Company’s independent auditor for 2018, based on the following vote:

For	895,856,394
Against	81,570,489
Abstain	2,358,903
Broker non-votes	N/A

Proposal 3. Shareholders approved the 2018 Plan based on the following vote:

For	717,190,786
Against	33,384,693
Abstain	3,287,004
Broker non-votes	225,923,303

Proposal 4. Shareholders approved, on an advisory basis, the overall compensation of the Company’s named executive officers (the “say-on-pay” vote), based on the following vote:

For	594,312,125
Against	155,653,759
Abstain	3,896,599
Broker non-votes	225,923,303

Proposal 5(a). Shareholders rejected a shareholder proposal regarding lobbying activities, based on the following votes:

For	156,849,129
Against	578,570,190
Abstain	18,443,164
Broker non-votes	225,923,303

Proposal 5(b). This shareholder proposal was deemed withdrawn on the date of the Annual Meeting because neither the shareholder proponent nor his qualified representative attended the Annual Meeting to properly present the proposal, as required by SEC Rule 14a-8(h). Prior to being withdrawn, holders of shares representing less than 3% of the votes cast were voted in favor of the proposal, while holders of shares representing over 97% of the votes cast voted in opposition.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this Current Report on Form 8-K identified by words such as “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to uncertainties. Actual events and results may differ materially from those anticipated by us in those statements. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit
No.	Description

10.1	Amended and Restated Offer Letter between CenturyLink, Inc. and Jeff K. Storey, effective May 23, 2018

10.2*	CenturyLink, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to CenturyLink, Inc.’s Registration Statement on Form S-8 (File No. 333-225154) filed with the SEC on May 23, 2018).

*	Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

CenturyLink, Inc.

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President,
General Counsel and Secretary

Dated: May 25, 2018